UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2013

LAREDO PETROLEUM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On August 1, 2013, Laredo Petroleum, Inc. (“Laredo”), a wholly owned subsidiary of Laredo Petroleum Holdings, Inc., together with two of its subsidiaries, Laredo Petroleum Texas, LLC (“Laredo Texas”) and Laredo Gas Services, LLC (“Laredo Gas Services” and together with Laredo and Laredo Texas, “Sellers”), completed the sale (the “Sale”) of Sellers’ interests in oil and gas properties located in the Anadarko Basin in the State of Oklahoma and the State of Texas, and various other related interests, rights, wells, leasehold interests, records, fixtures, equipment, associated gas gathering assets and other assets.  The Sale was pursuant to the previously announced Purchase and Sale Agreement, dated as of May 20, 2013 (the “Agreement”), by and between Sellers and certain affiliates of EnerVest, Ltd. (“EnerVest”) and was effective April 1, 2013, for a purchase price of $438 million. The purchase price (including deposits) consisted of approximately $400 million from EnerVest and approximately $38 million from third parties in connection with the exercises of such third parties’ preferential rights associated with certain of the assets.  After estimated transaction costs, the net proceeds were approximately $434 million, which are subject to adjustments to reflect an economic effective date of April 1, 2013 (currently estimated as a reduction of approximately $5 million in net proceeds, although this number is subject to change). The net proceeds were used to pay off Laredo’s revolving credit facility and for working capital purposes.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such exhibit. There are representations and warranties contained in the Agreement, which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 9.01.  Financial Statements and Exhibits.

(b)  Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is filed as Exhibit 99.1 to this report and incorporated by reference herein.

(d)  Exhibits.

Exhibit Number	Description

10.1*†

Purchase and Sale Agreement, dated May 20, 2013, by and between Laredo Petroleum, Inc., Laredo Petroleum Texas, LLC, Laredo Gas Services, LLC and EnerVest Energy Institutional Fund XII-WIB, L.P., EnerVest Energy Institutional Fund XII-WIC, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest

Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P. and EnerVest Operating, L.L.C.
99.1	Unaudited pro forma financial information of Laredo Petroleum Holdings, Inc.

*                 The schedules to this agreement have been omitted for this filing pursuant to Item 601(b)(2) of Regulation S-K. Laredo will furnish copies of such schedules to the Securities and Exchange Commission upon request.

†                 Confidential portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: August 1, 2013	By:	/s/ Richard C. Buterbaugh
Richard C. Buterbaugh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*†

Purchase and Sale Agreement, dated May 20, 2013, by and between Laredo Petroleum, Inc., Laredo Petroleum Texas, LLC, Laredo Gas Services, LLC and EnerVest Energy Institutional Fund XII-WIB, L.P., EnerVest Energy Institutional Fund XII-WIC, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P. and EnerVest Operating, L.L.C..

99.1	Unaudited pro forma financial information of Laredo Petroleum Holdings, Inc.

*                 The schedules to this agreement have been omitted for this filing pursuant to Item 601(b)(2) of Regulation S-K. Laredo will furnish copies of such schedules to the Securities and Exchange Commission upon request.

†                 Confidential portions have been filed separately with the Securities and Exchange Commission.